Exhibit 99.1

Yahoo Reports Third Quarter 2016 Results

SUNNYVALE, Calif.--(BUSINESS WIRE)--October 18, 2016--Yahoo! Inc. (NASDAQ: YHOO) today reported results for the quarter ended September 30, 2016.

"I am pleased with our Q3 results. This quarter, we launched several new products and showed solid financial performance across the board; both are a testimony to the tremendous teamwork, focus, and resilience of our employees," said Marissa Mayer, CEO of Yahoo. “In addition to our continued efforts to strengthen our business, we are busy preparing for integration with Verizon. We remain very confident, not only in the value of our business, but also in the value Yahoo products bring to our users’ lives. To that end, we take deep responsibility in protecting our users and the security of their information. We’re working hard to retain their trust and are heartened by their continued loyalty as seen in our user engagement trends."

	Q3 2015	Q3 2016
GAAP revenue	$1,226 million	$1,305 million
Cost of revenue – TAC	$223 million	$448 million
Loss from operations	$(86) million	$(52) million
Non-GAAP income from operations	$92 million	$114 million
Net earnings	$76 million	$163 million
Adjusted EBITDA	$244 million	$229 million
GAAP net earnings per diluted share	$0.08	$0.17
Non-GAAP net earnings per diluted share	$0.15	$0.20

As previously announced, beginning in the second quarter of 2016, GAAP revenue and cost of revenue – TAC are impacted by a required change in revenue presentation related to the Eleventh Amendment to the Microsoft Search Agreement (“Change in Revenue Presentation,” as discussed below). For the third quarter of 2016, the Change in Revenue Presentation contributed $258 million to each of GAAP revenue and cost of revenue – TAC. Excluding the impact of this change, GAAP revenue would have been $1,048 million, a 15 percent decline from the third quarter of 2015, and cost of revenue – TAC would have been $190 million, a 15 percent decline from the third quarter of 2015.

Business Updates

  Launched new mobile experiences for sports fans, including the ability to search and stream Major League Baseball games directly from within the Yahoo Sports app, and an updated Yahoo Fantasy app for iOS that makes it easier for users to navigate and manage multiple teams.
  Introduced Yahoo View, a new community TV-watching experience on desktop and iPhone, providing users with access to thousands of episodes through our partnership with Hulu.
  Launched Yahoo Newsroom for iOS and Android, creating a vibrant community around news by making it easier to discover relevant content and participate in conversations.
  Launched a fast and easy way for users to send and unsend messages, photos, and gifs on their computers with the new Yahoo Messenger desktop app for Windows and Mac, and gave iOS and Android users the ability to send video in one-on-one and group conversations in the Yahoo Messenger mobile app.
  Launched new and enhanced features on Tumblr to deliver a more immersive and easily accessible experience for users to create, discover and share content that they love, including the redesigned mobile “explore” feature, support for live photos on the web, and a quick send-a-post feature on Android phones.
  Streamed live events and shows, including the 2016 First Presidential Debate, NBA Free Agency Show, MLB Game of the Day, and the 2016 Concordia Summit with Warren Buffett.
  Announced that Yahoo Finance has been chosen again to exclusively host the livestream of Berkshire Hathaway’s Annual Shareholders Meeting.
  Continued to invest in and grow Yahoo Esports by launching two new live shows, a partnership with Riot Games to reach student League of Legend gamers, and a streaming and content partnership with ESL.
  Partnered to host Twitter’s live stream of the Thursday night NFL games on Yahoo Sports with a Twitter feed accompanying the live stream.
  Introduced new capabilities for advertisers through Yahoo Gemini, including search retargeting for native ads and expanded features for Gemini’s custom audience targeting solution that make it easier for marketers to integrate their own data and increase effectiveness on search and native ad spend.
  Launched program to monetize unaffiliated links on Tumblr to create new revenue opportunities for the platform.

Third Quarter 2016 Financial Highlights

Mavens Revenue*:

	Q3 2015	Q3 2016
Mavens revenue	$ 422 million	$ 524 million
Non-Mavens revenue	693 million	726 million
Total traffic-driven revenue	$1,115 million	$1,250 million
Non-traffic-driven revenue	111 million	55 million
GAAP revenue	$1,226 million	$1,305 million

* The Change in Revenue Presentation contributed $127 million to Mavens revenue, $131 million to Non-Mavens revenue, and $258 million to traffic-driven revenue in the third quarter of 2016.

Mavens revenue represented 38 percent and 42 percent of traffic-driven revenue in the third quarter of 2015 and 2016, respectively. Excluding the impact of the Change in Revenue Presentation, Mavens revenue would have been $397 million and represented 40 percent of traffic-driven revenue in the third quarter of 2016.

Mobile Revenue*:

	Q3 2015	Q3 2016
Mobile revenue	$ 271 million	$ 396 million
Desktop revenue	844 million	854 million
Total traffic-driven revenue	$1,115 million	$1,250 million
Non-traffic-driven revenue	111 million	55 million
GAAP revenue	$1,226 million	$1,305 million

* The Change in Revenue Presentation contributed $127 million to mobile revenue, $131 million to desktop revenue, and $258 million to traffic-driven revenue in the third quarter of 2016.

GAAP mobile revenue for the third quarter of 2015 and 2016 was $271 million and $396 million, respectively.

Mobile revenue represented 24 percent and 32 percent of traffic-driven revenue in the third quarter of 2015 and 2016, respectively. Excluding the impact of the Change in Revenue Presentation, mobile revenue would have been $269 million and represented 27 percent of traffic-driven revenue in the third quarter of 2016.

Gross mobile revenue for the third quarter of 2015 and 2016 was $424 million and $432 million, respectively. The Change in Revenue Presentation does not impact gross mobile revenue.

Search Revenue:

  GAAP search revenue was $703 million for the third quarter of 2016 compared to $516 million for the third quarter of 2015. Excluding the impact of the Change in Revenue Presentation, which contributed $258 million to search revenue in the third quarter of 2016, search revenue decreased by 14 percent compared to the third quarter of 2015.
  Gross search revenue was $752 million for the third quarter of 2016, a decrease of 14 percent compared to the third quarter of 2015. The Change in Revenue Presentation does not impact gross search revenue.
  Cost of revenue - TAC associated with search revenue was $384 million for the third quarter of 2016. Excluding the impact of the Change in Revenue Presentation, which contributed $258 million to cost of revenue - TAC in the third quarter of 2016, cost of revenue – TAC associated with search revenue increased by 6 percent compared to the third quarter of 2015.
  The number of Paid Clicks decreased 22 percent compared to the third quarter of 2015.
  Price-per-Click increased 9 percent compared to the third quarter of 2015.

Display Revenue:

  GAAP display revenue was $476 million for the third quarter of 2016, a 7 percent decrease compared to the third quarter of 2015.
  Cost of revenue - TAC associated with display revenue was $63 million for the third quarter of 2016, a 39 percent decrease compared to the third quarter of 2015.
  The number of Ads Sold decreased 5 percent compared to the third quarter of 2015.
  Price-per-Ad increased 1 percent compared to the third quarter of 2015.

Cash, Cash Equivalents, and Marketable Securities:

  Cash, cash equivalents, and marketable securities were $7,771 million as of September 30, 2016 compared to $6,833 million as of December 31, 2015, an increase of $938 million. The increase is primarily attributable to $994 million of cash from operating activities, which includes $157 million in cash dividends received from an equity investee during the second quarter of 2016 and a cash tax refund of $190 million received during the first quarter of 2016. The Company also received net cash proceeds of $246 million from the sale of land in Santa Clara during the second quarter of 2016 and incurred capital expenditures of $194 million during the nine-month period ended September 30, 2016.

“As we continue to plan for integration, we delivered solid Q3 results with net earnings of $163 million and adjusted EBITDA of $229 million, above the high end of our guidance range. We generated strong cash flow through excellent cost and capital expenditure management, further increasing cash and marketable securities by over $900 million since 2015 year-end,” said Ken Goldman, CFO of Yahoo. “Given our Q3 results and our business outlook for Q4, we are on track to deliver on our 2016 Strategic Plan commitment to improve our adjusted EBITDA run rate for the second half of 2016, which equates to increasing our adjusted EBITDA guidance for the year.”

Change in Revenue Presentation

As previously announced, pursuant to the Eleventh Amendment to the Microsoft Search Agreement, the Company completed the transition of its exclusive sales responsibilities to Microsoft for Microsoft’s paid search services to premium advertisers in the United States, Canada, and Europe on April 1, 2016 and in its remaining markets (other than Taiwan and Hong Kong) on June 1, 2016. Following the transition in each respective market, Yahoo is considered the principal in the sale of traffic to Microsoft and other customers because Yahoo is the primary obligor in its arrangements with Microsoft and has discretion in how search queries from Affiliate sites will be fulfilled and monetized. As a result, beginning in the second quarter of 2016, amounts paid to Affiliates under the Microsoft Search Agreement in the transitioned markets are recorded as cost of revenue - TAC rather than as a reduction to GAAP revenue, resulting in GAAP revenue from the Microsoft Search Agreement being reported on a gross rather than net basis. Taiwan and Hong Kong are not being transitioned, and TAC in those markets continues to be reported as a reduction to revenue.

Business Outlook

For the fourth quarter of 2016, we expect:

  GAAP revenue to be in the range of $1,360 million to $1,400 million;
  Cost of revenue - TAC to be $480 million;
  Revenue ex-TAC to be in the range of $880 million to $920 million;
  Adjusted EBITDA to be in the range of $260 million to $300 million; and
  Non-GAAP income from operations to be in the range of $140 million to $180 million.

For the full year of 2016, we expect:

  GAAP revenue to be in the range of $5,060 million to $5,100 million;
  Cost of revenue - TAC to be $1,620 million;
  Revenue ex-TAC to be in the range of $3,440 million to $3,480 million;
  Adjusted EBITDA to be in the range of $810 million to $850 million; and
  Non-GAAP income from operations to be in the range of $300 million to $340 million.

Adjusted EBITDA and non-GAAP income from operations included in our Business Outlook are forward-looking non-GAAP financial measures. A reconciliation to the comparable forward-looking GAAP financial measures, net earnings and GAAP income (loss) from operations, respectively, cannot be provided without unreasonable effort. See “Non-GAAP Financial Measures” below for additional information.

Non-GAAP Financial Measures

This press release includes adjusted GAAP revenue and cost of revenue - TAC amounts that exclude the effect of the Change in Revenue Presentation during the third quarter of 2016. We believe providing this additional information to investors is useful because it provides investors with comparable revenue and cost of revenue - TAC measures for comparison to our historical reported financial information.

This press release and its attachments also include the following additional financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (“SEC”): gross mobile revenue; gross search revenue; revenue ex-TAC; adjusted EBITDA; non-GAAP income from operations; non-GAAP net earnings; non-GAAP net earnings per share - diluted; and free cash flow.

Gross mobile revenue is GAAP mobile revenue plus the related revenue share with third parties. Gross search revenue is GAAP search revenue plus the related revenue share with third parties. Revenue ex-TAC is GAAP revenue less cost of revenue - TAC. Adjusted EBITDA, non-GAAP income from operations, non-GAAP net earnings, and non-GAAP net earnings per share - diluted, exclude from the most comparable GAAP financial measures certain gains, losses, and expenses that we do not believe are indicative of ongoing results, and exclude stock-based compensation expense. Adjusted EBITDA also excludes taxes, depreciation, amortization of intangible assets, other (expense) income, net (which includes interest, among other items), earnings in equity interests, and net income attributable to noncontrolling interests. Free cash flow is GAAP net cash provided by operating activities (adjusted to include excess tax benefits from stock-based awards), less acquisition of property and equipment, net (i.e., acquisition of property and equipment less proceeds received from disposition of property and equipment) and dividends received from equity investees.

These measures may be different than non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”). Explanations of the Company’s non-GAAP financial measures and reconciliations of these financial measures to the GAAP financial measures the Company considers most comparable are included in the accompanying “Note to Supplemental Financial Data and GAAP to Non-GAAP Reconciliations,” “Supplemental Financial Data and GAAP to Non-GAAP Reconciliations,” “GAAP to Non-GAAP Reconciliations,” and ”Business Outlook.”

Yahoo has not provided a complete reconciliation of its adjusted EBITDA outlook to the comparable forward-looking GAAP financial measure, net earnings, because it is unable to provide a forward-looking estimate of certain reconciling items between net earnings and adjusted EBITDA, including: restructuring charges; other expense, net; provision for income taxes; earnings in equity interests; net income attributable to noncontrolling interests; and advisory fees. In addition, Yahoo has not provided a complete reconciliation its non-GAAP income from operations outlook to the comparable forward-looking GAAP financial measure, GAAP income (loss) from operations, because it is unable to provide a forward-looking estimate of restructuring charges and advisory fees. Certain factors that are materially significant to Yahoo’s ability to estimate the foregoing items are out of the Company’s control and/or cannot be reasonably predicted. Accordingly, a complete reconciliation of our business outlook for adjusted EBITDA and non-GAAP income from operations to net earnings and GAAP income (loss) from operations, respectively, is not available without unreasonable effort.

Supplemental Financial and Other Information

Supplemental financial and other information, including user engagement trends before and after the September 22, 2016 notification of our security incident, can be accessed through the Company’s Investor Relations website at investor.yahoo.net.

About Yahoo

Yahoo is a guide to digital information discovery, focused on informing, connecting, and entertaining users through its search, communications, and digital content products. By creating highly personalized experiences, Yahoo helps users discover the information that matters most to them around the world –– on mobile or desktop. Yahoo creates value for advertisers with a streamlined, simple advertising technology stack that leverages Yahoo’s data, content, and technology to connect advertisers with their target audiences. Yahoo is headquartered in Sunnyvale, California, and has offices located throughout the Americas, Asia Pacific (APAC), and the Europe, Middle East and Africa (EMEA) regions. For more information, visit the pressroom (pressroom.yahoo.net) or the Company's blog (yahoo.tumblr.com).

“Ads Sold” consist of display ad impressions for paying advertisers on Yahoo Properties and Affiliate sites.

“Affiliates” are third-party entities that have integrated Yahoo’s advertising offerings into their websites or other offerings (those websites and other offerings, “Affiliate sites”).

“Alibaba Group” means Alibaba Group Holding Limited. In September 2014, Alibaba Group completed its initial public offering of American Depositary Shares (“ADS”), in which Yahoo was a selling shareholder.

“Desktop computer” means a desktop or laptop computer, and “desktop revenue” is revenue generated from search and display ads served on Desktop computers and also includes leads, listings, and fees revenue and ecommerce revenue allocated to user activity on Desktop computers.

“Gross mobile revenue,” a non-GAAP measure, is GAAP mobile revenue plus the related revenue share with third parties.

“Gross search revenue,” a non-GAAP measure, is GAAP search revenue plus the related revenue share with third parties.

“Mavens revenue” is revenue generated from, without duplication: (i) mobile (as defined below), (ii) video ads and video ad packages, (iii) native ads, and (iv) Tumblr and Polyvore ads and fees.

“Microsoft Search Agreement” refers to the Search and Advertising Services and Sales Agreement between Yahoo and Microsoft Corporation, as amended.

“Mobile revenue” is revenue generated in connection with user activity on mobile devices, including smartphones and tablets, regardless of whether the device is accessing a mobile-optimized service. Mobile revenue is generated primarily from search and display ads. Mobile revenue also includes leads, listings, and fees revenue and ecommerce revenue allocated to user activity on mobile devices.

“Native revenue” is revenue generated from native ads (search and display) on Yahoo Properties as well as third-party partner publisher sites and mobile apps. Native ads are visually rich, are positioned as a seamless part of the users' experience, and come in a variety of formats, like text, image, and video. Yahoo offers native ads through Yahoo Gemini and BrightRoll.

“Net earnings” means net income (loss) attributable to Yahoo! Inc., and “net earnings per diluted share” means net income (loss) attributable to Yahoo! Inc. common stockholders per share – diluted.

“Non-Mavens revenue” is revenue generated from search ads and traditional (i.e., non-native, non-video, non-Tumblr, non-Polyvore) display ads served on Desktop computers and also includes leads, listings, and fees revenue and ecommerce revenue allocated to user activity on Desktop computers.

“Non-traffic-driven revenue” is revenue not arising from user activity on Yahoo Properties or Affiliate sites, and includes royalty revenue, license fee revenue, amortization under the technology and intellectual property license agreement with Alibaba Group through the third quarter of 2015, and all other revenue that is not traffic-driven.

“Paid Clicks” are clicks by end-users on sponsored search listings (excluding native ads) on Yahoo Properties and Affiliate sites.

“Price-per-Ad” is defined as display revenue divided by our total number of Ads Sold.

“Price-per-Click” is defined as Search click-driven revenue divided by our total number of Paid Clicks.

“Search click-driven revenue” is gross search revenue excluding search revenue from Yahoo Japan.

“TAC” refers to traffic acquisition costs. TAC consists of payments to Affiliates and payments made to companies that direct consumer and business traffic to Yahoo Properties.

“Yahoo,” “Company,” and “we” refer to Yahoo! Inc. and its consolidated subsidiaries.

“Yahoo Properties” refers to the online properties and services that Yahoo provides to users.

We periodically review, refine, and update our methodologies for monitoring, gathering, and counting number of Ads Sold and Paid Clicks, and for calculating Search click-driven revenue, Price-per-Ad, and Price-per-Click. Methodology changes are applied consistently to all periods presented. No changes were made in the currently reported period.

Additional information about how “Ads Sold,” “Paid Clicks,” “Price-per-Ad,” “Price-per-Click,” and “Search click-driven revenue” are defined and calculated is included under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended, which is on file with the SEC and available on the SEC's website at www.sec.gov.

This press release (including, without limitation, the quotations from management and business outlook section) contains forward-looking statements concerning Yahoo's expected financial performance and Yahoo's strategic and operational plans and their projected impact, as well as, Yahoo's announced transaction with Verizon Communications Inc. (“Verizon”) and recent security incident. Risks and uncertainties may cause actual results to differ materially from the results predicted, and reported results should not be considered as an indication of future performance. With respect to the proposed sale of Yahoo’s operating business to Verizon, risks and uncertainties include, among others, (i) the inability to consummate the transaction in a timely manner or at all, due to the inability to obtain or delays in obtaining approval of Yahoo’s stockholders, necessary regulatory approvals for the transaction or satisfaction of other conditions to the closing of the transaction; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Stock Purchase Agreement with Verizon; (iii) potential adverse effects on Yahoo’s partner, advertiser, vendor and customer relationships, operating results and business generally resulting from the pending transaction; (iv) the implementation of the transaction which will require significant time, attention and resources of Yahoo’s senior management and others within Yahoo, potentially diverting their attention from other aspects of Yahoo’s business; (v) the costs, fees, expenses and charges related to or triggered by the transaction; (vi) potential adverse effects on Yahoo’s business, properties or operations caused by Yahoo implementing the transaction; (vii) the anticipated benefits of the transaction to Yahoo’s stockholders may not be realized; (viii) the initiation or outcome of legal proceedings or regulatory proceedings against Yahoo relating to the transaction; and (ix) following the closing of the transaction, Yahoo will be a publicly traded management investment company registered under the Investment Company Act of 1940, and will be required to comply with the regulations thereunder. With respect to security incidents such as the security incident announced by Yahoo on September 22, 2016, risks include the unauthorized access to or theft of user data, regulatory actions, litigation, investigations, remediation costs, costs of increased security measures, damage to our reputation and brand, loss of user and partner confidence in the security of our products and services, and resulting fees, costs and expenses. Additional potential risks and uncertainties include, among others, risks related to Yahoo’s ability to continue to attract and maintain mobile users and grow its mobile revenue; risks related to Yahoo’s ability to continue to grow Mavens revenue; risks related to Yahoo’s ability to grow users, user engagement and pageviews; risks related to growing advertiser engagement; risk of potential reduction in spending by, or loss of, advertising customers; risks associated with the Microsoft Search Agreement and the Services Agreement with Google Inc.; risks related to Yahoo’s ability to provide innovative search experiences and other products and services that differentiate its services and generate significant traffic; risks associated with Yahoo’s ability to manage its operating expenses effectively and improve profitability; risks related to acceptance by users of new products and services; risks related to Yahoo’s ability to compete with new or existing competitors; dependence on third parties for technology, services, content, and distribution; risks related to acquiring or developing compelling content; interruptions or delays in the provision of Yahoo’s services; adverse results in litigation; risks related to Yahoo’s ability to recruit and retain key personnel; risks related to possible impairment of goodwill or other assets; risks related to Yahoo’s ability to protect its intellectual property and the value of its brands; risks related to fluctuations in foreign currency exchange rates; risks related to joint ventures and the integration of acquisitions; risks related to Yahoo’s regulatory environment; risks related to Yahoo's international operations; risks related to the calculation of our key operational metrics; and general economic conditions. All information set forth in this press release and its attachments is as of October 18, 2016. Yahoo does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K, for the year ended December 31, 2015, as amended, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which are on file with the SEC and available on the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which will be filed with the SEC in the fourth quarter of 2016.

Yahoo!, the Yahoo family of marks, BrightRoll, Polyvore, and the associated logos are trademarks and/or registered trademarks of Yahoo! Inc. Tumblr is a registered trademark of Tumblr, Inc. Other names are trademarks and/or registered trademarks of their respective owners.

Yahoo! Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	September 30,
	2015	2016

ASSETS
Current assets:
Cash and cash equivalents	$1,631,911	$1,411,308
Short-term marketable securities	4,225,112	5,189,207
Accounts receivable, net	1,047,504	945,659
Prepaid expenses and other current assets	602,792	244,782
Total current assets	7,507,319	7,790,956

Long-term marketable securities	975,961	1,170,962
Property and equipment, net	1,547,323	1,273,327
Goodwill	808,114	437,609
Intangible assets, net	347,269	181,998
Other long-term assets and investments	342,390	218,585
Investments in Alibaba Group	31,172,361	40,577,385
Investments in equity interests	2,503,229	3,020,804

Total assets	$45,203,966	$54,671,626

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$208,691	$168,148
Other accrued expenses and current liabilities	934,658	984,301
Deferred revenue	134,031	115,991
Total current liabilities	1,277,380	1,268,440

Convertible notes	1,233,485	1,283,002
Long-term deferred revenue	27,801	36,609
Other long-term liabilities	118,689	102,283
Deferred tax liabilities related to investment in Alibaba Group	12,611,867	16,444,038
Deferred and other long-term tax liabilities	855,324	668,098
Total liabilities	16,124,546	19,802,470

Total Yahoo! Inc. stockholders' equity	29,043,537	34,836,272
Noncontrolling interests	35,883	32,884
Total equity	29,079,420	34,869,156

Total liabilities and equity	$45,203,966	$54,671,626

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016

Revenue (1)	$1,225,673	$1,305,206	$3,694,908	$3,699,995

Operating expenses:
Cost of revenue - traffic acquisition costs (1)	223,229	447,537	606,598	1,141,786
Cost of revenue - other	302,846	255,421	884,041	806,491
Sales and marketing	274,329	212,654	823,990	674,711
Product development	272,285	243,644	905,460	801,708
General and administrative	151,963	176,713	506,071	490,519
Amortization of intangibles	19,622	11,594	59,677	46,736
Asset impairment charge	41,699	-	41,699	-
Goodwill impairment charge	-	-	-	394,901
Intangible assets impairment charge	-	-	-	87,335
Gain on sale of patents and land	-	-	(11,100)	(121,559)
Restructuring charges, net	26,012	9,962	96,932	86,576
Total operating expenses	1,311,985	1,357,525	3,913,368	4,409,204

Loss from operations	(86,312)	(52,319)	(218,460)	(709,209)

Other expense, net	(23,955)	(6,122)	(66,759)	(38,476)

Loss before income taxes and earnings in equity interests	(110,267)	(58,441)	(285,219)	(747,685)

Benefit for income taxes	93,208	105,513	75,613	124,736
Earnings in equity interests, net of tax	95,195	116,228	290,726	249,579

Net income (loss)	78,136	163,300	81,120	(373,370)

Less: Net income attributable to noncontrolling interests	(1,875)	(474)	(5,215)	(2,949)

Net income (loss) attributable to Yahoo! Inc.	$76,261	$162,826	$75,905	$(376,319)

Net income (loss) attributable to Yahoo! Inc. common stockholders per share - diluted	$0.08	$0.17	$0.08	$(0.40)

Shares used in per share calculation - diluted	946,934	957,304	944,160	948,524

Stock-based compensation expense by function:
Cost of revenue - other	$9,748	$9,440	$22,957	$25,876
Sales and marketing	33,317	36,428	111,416	108,259
Product development	46,461	54,720	145,444	161,182
General and administrative	20,900	28,304	71,435	73,946
Restructuring charges, net	-	-	2,705	7,374

Supplemental Financial Data:
Revenue ex-TAC	$1,002,444	$857,669	$3,088,310	$2,558,209
Adjusted EBITDA	$244,237	$229,153	$737,053	$548,594
Free cash flow(2)(3)	$18,028	$167,119	$(3,041,674)	$889,960

(1)	Commencing in the second quarter of 2016, TAC payments related to the Microsoft Search Agreement, which previously would have been recorded as a reduction of revenue, began to be recorded as a cost of revenue due to a required change in revenue presentation. See “Change in Revenue Presentation” in the accompanying press release.
(2)	During the nine months ended September 30, 2015, the Company satisfied the $3.3 billion income tax liability related to the sale of Alibaba Group ADSs in September 2014.
(3)	During the nine months ended September 30, 2016, the Company received net cash proceeds from a sale of land of $246 million and received a cash tax refund of $190 million associated with the Company’s claim to carry back its 2015 losses and tax attributes to earlier taxable years.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$78,136	$163,300	$81,120	$(373,370)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	118,846	95,270	355,540	308,324
Amortization of intangible assets	33,566	20,198	102,090	80,036
Accretion of convertible notes discount	15,867	16,723	46,984	49,517
Stock-based compensation expense	110,426	128,892	353,957	376,637
Non-cash asset impairment charge	41,699	-	41,699	-
Non-cash goodwill impairment charge	-	-	-	394,901
Non-cash intangible assets impairment charge	-	-	-	87,335
Non-cash restructuring charges (reversals)	902	(149)	(31)	1,227
Non-cash accretion on marketable debt securities	14,771	4,566	38,328	23,060
Foreign exchange (gain) loss	(10,981)	(9,613)	10,337	(46,046)
Gain on sale of assets and other	(3,030)	(888)	(3,058)	(2,719)
Gain on sale of patents and land	-	-	(11,100)	(121,559)
Loss on Hortonworks warrants	12,781	8,493	19,241	49,930
Earnings in equity interests	(95,195)	(116,228)	(290,726)	(249,579)
Tax benefits (detriments) from stock-based awards	26,607	(10,414)	22,990	(8,598)
Excess tax benefits from stock-based awards	(31,509)	8,817	(33,359)	(1,743)
Deferred income taxes	(39,387)	(82,441)	(52,605)	(175,984)
Dividends received from equity investee	375	-	142,045	156,968
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	1,422	48,062	34,303	106,261
Prepaid expenses and other	25,966	2,681	(64,112)	346,103
Accounts payable	(67,147)	(8,979)	(29,642)	(10,083)
Accrued expenses and other liabilities	(37,641)	(46,873)	194,569	12,974
Income taxes payable related to sale of Alibaba Group ADSs	-	-	(3,282,293)	-
Deferred revenue	(59,199)	(3,511)	(191,989)	(9,988)
Net cash provided by (used in) operating activities	137,275	217,906	(2,515,712)	993,604

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(160,955)	(43,172)	(428,345)	(197,508)
Proceeds from sales of property and equipment	10,574	1,202	11,069	249,089
Purchases of marketable securities	(1,145,701)	(1,423,283)	(3,472,587)	(5,680,284)
Proceeds from sales of marketable securities	92,546	113,432	566,321	281,393
Proceeds from maturities of marketable securities	1,304,841	1,281,069	4,889,437	4,223,735
Acquisitions, net of cash acquired	(153,339)	-	(174,630)	-
Proceeds from sales of patents	9,100	-	29,100	1,500
Purchases of intangible assets	(122)	(36)	(4,733)	(2,001)
Proceeds from the settlement of derivative hedge contracts	55,915	1,192	120,682	39,007
Payments for settlement of derivative hedge contracts	(2,712)	(1,848)	(6,594)	(7,012)
Payments for equity investments in privately held companies	-	-	-	(9)
Other investing activities, net	(50)	(34)	(203)	(127)
Net cash provided by (used in) investing activities	10,097	(71,478)	1,529,517	(1,092,217)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	5,520	4,588	52,297	15,512
Repurchases of common stock	-	-	(203,771)	-
Excess tax benefits from stock-based awards	31,509	(8,817)	33,359	1,743
Tax withholdings related to net share settlements of restricted stock awards and restricted stock units	(66,101)	(66,017)	(216,061)	(157,442)
Distributions to noncontrolling interests	-	-	(15,847)	(5,948)
Other financing activities, net	(4,539)	(2,847)	(13,554)	(10,414)
Net cash used in financing activities	(33,611)	(73,093)	(363,577)	(156,549)

Effect of exchange rate changes on cash and cash equivalents	(20,770)	12,569	(33,166)	34,559

Net change in cash and cash equivalents	92,991	85,904	(1,382,938)	(220,603)
Cash and cash equivalents, beginning of period	1,188,169	1,325,404	2,664,098	1,631,911

Cash and cash equivalents, end of period	$1,281,160	$1,411,308	$1,281,160	$1,411,308

Yahoo! Inc.
Note to Supplemental Financial Data and GAAP to Non-GAAP Reconciliations

This press release includes adjusted revenue and cost of revenue - TAC amounts that exclude the effect of the Change in Revenue Presentation that occurred during the second quarter of 2016. We believe providing this additional information to investors is useful because it provides investors with comparable revenue and cost of revenue - TAC measures for comparison to our historical reported financial information. See “Change in Revenue Presentation” in the accompanying press release.

This press release and its attachments also include the non-GAAP financial measures of revenue excluding traffic acquisition costs (“revenue ex-TAC”); gross mobile revenue; gross search revenue; adjusted EBITDA; non-GAAP income from operations; non-GAAP net earnings; non-GAAP net earnings per diluted share; and free cash flow, which are reconciled to revenue (in the case of revenue ex-TAC, gross mobile revenue, and gross search revenue); net loss attributable to Yahoo! Inc. (in the case of adjusted EBITDA and non-GAAP net earnings); loss from operations; net loss attributable to Yahoo! Inc. common stockholders per share – diluted; and net cash provided by (used in) operating activities, which we believe are the most comparable GAAP measures. Yahoo! Inc. (together with its consolidated subsidiaries, “Yahoo,” the “Company,” or “we”) uses these non-GAAP financial measures for internal managerial purposes and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect additional ways of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, revenue, net loss attributable to Yahoo! Inc., loss from operations, net loss attributable to Yahoo! Inc. common stockholders per share – diluted, and net cash provided by (used in) operating activities calculated in accordance with GAAP.

Revenue ex-TAC is a non-GAAP financial measure defined as GAAP revenue less TAC that has been recorded as a cost of revenue. TAC consists of payments made to Affiliates, and payments made to companies that direct consumer and business traffic to Yahoo Properties. TAC is recorded either as a reduction of revenue or as cost of revenue. We present revenue ex-TAC to provide investors a metric used by the Company for evaluation and decision-making purposes and to provide investors with comparable revenue numbers when comparing to our historical reported financial information. A limitation of revenue ex-TAC is that it is a measure we defined for internal and investor purposes that may be unique to the Company, and therefore it may not enhance the comparability of our results to those of other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenue and cost of revenue - TAC.

Each of gross mobile revenue and gross search revenue is a non-GAAP financial measure. Gross mobile revenue is defined as GAAP mobile revenue plus the related revenue share with third parties. Gross search revenue is defined as GAAP search revenue plus the related revenue share with third parties. We present these amounts to provide investors with additional metrics used by the Company for evaluation and decision-making purposes and as an indicator of the size of our presence in the relevant business. To this end, gross mobile revenue and gross search revenue report the total receipts generated on Yahoo Properties and Affiliate sites by the specified relevant Yahoo business (i.e., mobile or search), before any TAC or other revenue share is paid to the Affiliates and before any revenue share is allocated to Microsoft or other parties. A limitation of these non-GAAP measures is that they include revenue that is recognized by one or more third parties and not by Yahoo; furthermore, they are measures we defined for internal and investor purposes that may be unique to us, and therefore may not enhance the comparability of our results to those of other companies in our industry who have similar business arrangements but address the impact of TAC and revenue sharing differently. Management compensates for these limitations by also relying on the comparable financial measure GAAP revenue.

Adjusted EBITDA is defined as net income (loss) attributable to Yahoo! Inc. before taxes, depreciation, amortization of intangible assets, stock-based compensation expense, other (expense) income, net (which includes interest, among other items), earnings in equity interests, net income attributable to noncontrolling interests and other gains, losses, and expenses that we do not believe are indicative of our ongoing results. We present adjusted EBITDA because the exclusion of certain gains, losses, and expenses facilitates comparisons of the operating performance of the Company on a period to period basis. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for results reported under GAAP. These limitations include: adjusted EBITDA does not reflect tax payments and such payments reflect a reduction in cash available to us; adjusted EBITDA does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses; adjusted EBITDA does not include stock-based compensation expense related to the Company’s workforce; adjusted EBITDA also excludes other (expense) income, net (which includes interest, among other items), earnings in equity interests, net income attributable to noncontrolling interests and other gains, losses, and expenses that we do not believe are indicative of our ongoing results, and these items may represent a reduction or increase in cash available to us; and adjusted EBITDA is a measure that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry. Management compensates for these limitations by also relying on the comparable GAAP financial measure of net income (loss) attributable to Yahoo! Inc., which includes taxes, depreciation, amortization, stock-based compensation expense, other (expense) income, net (which includes interest, among other items), earnings in equity interests, net income attributable to noncontrolling interests and the other gains, losses and expenses that are excluded from adjusted EBITDA.

Non-GAAP income from operations is defined as income (loss) from operations excluding certain gains, losses, and expenses that we do not believe are indicative of our ongoing operating results and further adjusted to exclude stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on income (loss) from operations. We consider non-GAAP income from operations to be a profitability measure which facilitates the forecasting of our operating results for future periods and allows for the comparison of our results to historical periods. A limitation of non-GAAP income from operations is that it does not include all items that impact our income from operations for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of income (loss) from operations which includes the gains, losses, and expenses that are excluded from non-GAAP income from operations.

Non-GAAP net earnings is defined as net income (loss) attributable to Yahoo! Inc. (which we sometimes refer to as net earnings) excluding certain gains, losses, expenses, and their related tax effects that we do not believe are indicative of our ongoing results and further adjusted to exclude stock-based compensation expense and its related tax effects. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on net income and net income per share. We consider non-GAAP net earnings and non-GAAP net earnings per diluted share to be profitability measures which facilitate the forecasting of our results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net earnings and non-GAAP net earnings per diluted share is that they do not include all items that impact our net income and net income per diluted share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income (loss) attributable to Yahoo! Inc. and net income (loss) attributable to Yahoo! Inc. common stockholders per share - diluted, both of which include the gains, losses, expenses and related tax effects that are excluded from non-GAAP net earnings and non-GAAP net earnings per diluted share.

Free cash flow is a non-GAAP financial measure defined as net cash provided by (used in) operating activities (adjusted to include excess tax benefits from stock-based awards), less acquisition of property and equipment, net (i.e., acquisition of property and equipment less proceeds received from disposition of property and equipment) and dividends received from equity investees. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by business operations, after deducting our net payments for acquisitions and dispositions of property and equipment, which cash can then be used for strategic opportunities or other business purposes including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company’s unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Yahoo! Inc.
Supplemental Financial Data and GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016
Revenue for groups of similar services:
Search (1)(4)	$515,841	$703,130	$1,586,148	$1,906,507
Display (4)	511,356	476,263	1,481,622	1,408,818
Other (4)	198,476	125,813	627,138	384,670
Total revenue	$1,225,673	$1,305,206	$3,694,908	$3,699,995

Revenue excluding traffic acquisition costs recorded as cost of revenue ("revenue ex-TAC") for groups of similar services:

GAAP search revenue (1)	$515,841	$703,130	$1,586,148	$1,906,507
TAC associated with search revenue (1)	(119,003)	(383,820)	(324,888)	(920,163)
Search revenue ex-TAC	$396,838	$319,310	$1,261,260	$986,344

GAAP display revenue	$511,356	$476,263	$1,481,622	$1,408,818
TAC associated with display revenue	(103,718)	(63,347)	(279,834)	(220,225)
Display revenue ex-TAC	$407,638	$412,916	$1,201,788	$1,188,593

GAAP other revenue	$198,476	$125,813	$627,138	$384,670
TAC associated with GAAP other revenue	(508)	(370)	(1,876)	(1,398)
Other revenue ex-TAC	$197,968	$125,443	$625,262	$383,272

Revenue ex-TAC:
GAAP revenue (1)	$1,225,673	$1,305,206	$3,694,908	$3,699,995
TAC (1)	(223,229)	(447,537)	(606,598)	(1,141,786)
Revenue ex-TAC	$1,002,444	$857,669	$3,088,310	$2,558,209

Revenue ex-TAC by segment:
Americas:
GAAP revenue (1)	$987,374	$1,058,416	$2,964,305	$2,975,023
TAC (1)	(201,855)	(394,838)	(549,332)	(1,012,903)
Revenue ex-TAC	$785,519	$663,578	$2,414,973	$1,962,120

EMEA:
GAAP revenue (1)	$79,614	$98,654	$246,530	$278,711
TAC (1)	(12,745)	(41,948)	(37,399)	(96,787)
Revenue ex-TAC	$66,869	$56,706	$209,131	$181,924

Asia Pacific:
GAAP revenue (1)	$158,685	$148,136	$484,073	$446,261
TAC (1)	(8,629)	(10,751)	(19,867)	(32,096)
Revenue ex-TAC	$150,056	$137,385	$464,206	$414,165

Total revenue ex-TAC	$1,002,444	$857,669	$3,088,310	$2,558,209

Direct costs by segment (5):
Americas	$74,495	$63,069	$214,079	$201,343
EMEA	23,196	7,587	63,947	47,090
Asia Pacific	47,214	45,607	149,766	137,399
Global operating costs (6)	613,302	539,403	1,942,565	1,676,710
Gain on sale of patents and land	-	-	(11,100)	(121,559)
Asset impairment charge	41,699	-	41,699	-
Goodwill impairment charge	-	-	-	394,901
Intangible assets impairment charge	-	-	-	87,335
Restructuring charges, net	26,012	9,962	96,932	86,576
Depreciation and amortization	152,412	115,468	457,630	388,360
Stock-based compensation expense	110,426	128,892	351,252	369,263
Loss from operations	$(86,312)	$(52,319)	$(218,460)	$(709,209)

(1)

Commencing in the second quarter of 2016, TAC payments related to the Microsoft Search Agreement, which previously would have been recorded as a reduction of revenue, began to be recorded as cost of revenue - TAC due to a required change in revenue presentation. See “Change in Revenue Presentation” in the accompanying press release.

(4)	In the first quarter of 2016, we reclassified certain amounts from other revenue to either display or search revenue. Prior period amounts have been revised to conform to the current presentation.
(5)

Direct costs for each segment include certain cost of revenue - other and costs associated with the local sales teams. Prior to the second quarter of 2016, certain account management costs associated with Yahoo Properties were managed locally and included as direct costs for each segment. Prior period amounts have been revised to conform to the current presentation.

(6)	Global operating costs include product development, marketing, real estate workplace, general and administrative, account management costs and other corporate expenses that are managed on a global basis and that are not directly attributable to any particular segment. Beginning in the second quarter of 2016, certain account management costs associated with Yahoo Properties are managed globally and included as global costs. Prior period amounts have been revised to conform to the current presentation.

Yahoo! Inc.
Supplemental Financial Data and GAAP to Non-GAAP Reconciliations (continued)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016
Reconciliation of net income (loss) attributable to Yahoo! Inc. to adjusted EBITDA:
Net income (loss) attributable to Yahoo! Inc.	$76,261	$162,826	$75,905	$(376,319)
Advisory fees	-	27,150	8,000	51,427
Gain on sale of land	-	-	-	(120,059)
Depreciation and amortization	152,412	115,468	457,630	388,360
Stock-based compensation expense	110,426	128,892	351,252	369,263
Asset impairment charge	41,699	-	41,699	-
Goodwill impairment charge	-	-	-	394,901
Intangible assets impairment charge	-	-	-	87,335
Restructuring charges, net	26,012	9,962	96,932	86,576
Other expense, net	23,955	6,122	66,759	38,476
Benefit for income taxes	(93,208)	(105,513)	(75,613)	(124,736)
Earnings in equity interests	(95,195)	(116,228)	(290,726)	(249,579)
Net income attributable to noncontrolling interests	1,875	474	5,215	2,949
Adjusted EBITDA	$244,237	$229,153	$737,053	$548,594

Reconciliation of net cash provided by (used in) operating activities to free cash flow:
Net cash provided by (used in) operating activities	$137,275	$217,906	$(2,515,712)	$993,604
Acquisition of property and equipment, net	(150,381)	(41,970)	(417,276)	51,581
Dividends received from equity investee	(375)	-	(142,045)	(156,968)
Excess tax benefits from stock-based awards	31,509	(8,817)	33,359	1,743
Free cash flow(2)(3)	$18,028	$167,119	$(3,041,674)	$889,960

Reconciliation of GAAP mobile revenue to gross mobile revenue:
GAAP mobile revenue (1)	$271,413	$395,832	$756,852	$1,034,772
Revenue share with third parties (1)	152,728	36,542	473,406	224,632
Gross mobile revenue	$424,141	$432,374	$1,230,258	$1,259,404

Reconciliation of GAAP search revenue to gross search revenue:
GAAP search revenue (1)	$515,841	$703,130	$1,586,148	$1,906,507
Revenue share with third parties (1)	360,469	49,328	1,183,278	431,688
Gross search revenue	$876,310	$752,458	$2,769,426	$2,338,195

(1)

Commencing in the second quarter of 2016, TAC payments related to the Microsoft Search Agreement, which previously would have been recorded as a reduction of revenue, began to be recorded as cost of revenue - TAC due to a required change in revenue presentation. See “Change in Revenue Presentation” in the accompanying press release.

(2)	During the nine months ended September 30, 2015, the Company satisfied the $3.3 billion income tax liability related to the sale of Alibaba Group ADSs in September 2014.
(3)	During the nine months ended September 30, 2016, the Company received net cash proceeds from a sale of land of $246 million and received a cash tax refund of $190 million associated with the Company’s claim to carry back its 2015 losses and tax attributes to earlier taxable years.

Yahoo! Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)

		Three Months Ended
		September 30,
		2015	2016

GAAP loss from operations		$(86,312)	$(52,319)

(a)	Restructuring charges, net	26,012	9,962

(b)	Stock-based compensation expense	110,426	128,892

(c)	Advisory fees	-	27,150

(d)	Asset impairment charge	41,699	-

Non-GAAP income from operations		$91,825	$113,685

GAAP net income attributable to Yahoo! Inc.		$76,261	$162,826

(a)	Restructuring charges, net	26,012	9,962

(b)	Stock-based compensation expense	110,426	128,892

(c)	Advisory fees	-	27,150

(d)	Asset impairment charge	41,699	-

(e)	Loss on Hortonworks warrants	12,781	8,493

(f)	To adjust the provision for income taxes to reflect an effective tax rate of 35% for both the three months ended September 30, 2015 and 2016	(121,436)	(146,133)

Non-GAAP net earnings		$145,743	$191,190

GAAP net income attributable to Yahoo! Inc. common stockholders per share - diluted		$0.08	$0.17

Non-GAAP net earnings per share - diluted		$0.15	$0.20

Shares used in non-GAAP per share calculation - diluted		946,934	957,304

		Nine Months Ended
		September 30,
		2015	2016

GAAP loss from operations		$(218,460)	$(709,209)

(a)	Restructuring charges, net	96,932	86,576

(b)	Stock-based compensation	351,252	369,263

(c)	Advisory fees	8,000	51,427

(d)	Gain on sale of land	-	(120,059)

(e)	Goodwill impairment charge	-	394,901

(f)	Intangible assets impairment charge	-	87,335

(g)	Asset impairment charge	41,699	-

Non-GAAP income from operations		$279,423	$160,234

GAAP net income (loss) attributable to Yahoo! Inc.		$75,905	$(376,319)

(a)	Restructuring charges, net	96,932	86,576

(b)	Stock-based compensation	351,252	369,263

(c)	Advisory fees	8,000	51,427

(d)	Gain on sale of land	-	(120,059)

(e)	Goodwill impairment charge	-	394,901

(f)	Intangible assets impairment charge	-	87,335

(g)	Loss on Hortonworks warrants	19,241	49,930

(h)	Asset impairment charge	41,699	-

(i)	To adjust the provision for income taxes to reflect an effective tax rate of 35% for both the nine months ended September 30, 2015 and 2016	(156,780)	(184,827)

Non-GAAP net earnings		$436,249	$358,227

GAAP net income (loss) attributable to Yahoo! Inc. common stockholders per share - diluted		$0.08	$(0.40)

Non-GAAP net earnings per share - diluted		$0.46	$0.38

Shares used in non-GAAP per share calculation - diluted		944,160	954,664

Yahoo! Inc.
Business Outlook

The following business outlook is based on information and expectations as of October 18, 2016. Yahoo does not intend, and undertakes no duty, to update the business outlook to reflect subsequent events or circumstances; however, Yahoo may update the business outlook or any portion thereof at any time at its discretion.

	Three Months	Fiscal Year
	Ending	Ending
	December 31, 2016	December 31, 2016
	(in millions)	(in millions)

GAAP revenue:	$1,360 - 1,400	$5,060 - 5,100

Cost of revenue - TAC:	$480	$1,620

Revenue excluding traffic acquisition costs ("Revenue ex-TAC"):	$880 - 920	$3,440 - 3,480

Adjusted EBITDA:	$260 - 300	$810 - 850

Non-GAAP income from operations:	$140 - 180	$300 - 340

Reconciliations:

Revenue ex-TAC:
GAAP revenue (7)	$1,360 - 1,400	$5,060 - 5,100
Less: Cost of revenue - TAC (7)	480	1,620
Revenue ex-TAC	$880 - 920	$3,440 - 3,480

Adjusted EBITDA (8):
Depreciation and amortization	$120	$510
Stock-based compensation	$120	$500

Non-GAAP income from operations (9):
Stock-based compensation	$120	$500

(7)	Includes anticipated impact of the Change in Revenue Presentation.
(8)	Yahoo has not reconciled its adjusted EBITDA outlook to the comparable forward-looking GAAP financial measure, GAAP net income (loss) attributable to Yahoo! Inc., because it is unable to provide a forward-looking estimate of certain reconciling items between GAAP net income (loss) attributable to Yahoo! Inc. and adjusted EBITDA, including; restructuring; other expense, net; provision for income taxes; earnings in equity interests; net income attributable to noncontrolling interests; and advisory fees. Certain factors that are materially significant to Yahoo’s ability to estimate these items are out of the Company’s control and/or cannot be reasonably predicted. Accordingly, a reconciliation to net earnings is not available without unreasonable effort.
(9)	Yahoo has not reconciled its non-GAAP income from operations outlook to the comparable forward-looking GAAP financial measure, GAAP income (loss) from operations, because it is unable to provide a forward-looking estimate of restructuring charges and advisory fees. Certain factors that are materially significant to Yahoo’s ability to estimate such items are out of the Company’s control and/or cannot be reasonably predicted. Accordingly, a reconciliation to GAAP income (loss) from operations is not available without unreasonable effort.

CONTACTS:
Yahoo! Inc.
Media Relations Contact:
Suzanne Philion, 408-349-4040
media@yahoo-inc.com
Investor Relations Contact:
Joon Huh, 408-349-3382
investorrelations@yahoo-inc.com